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                                                                    EXHIBIT 10.6

                              HYCOR BIOMEDICAL INC.
                         NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

            1. Purpose. The purpose of this Plan is to assist Hycor Biomedical Inc. (the "Company") in attracting and retaining dedicated and qualified persons to serve as non-employee Directors of the Company.

            2. Shares. The total number of shares that may be issued or transferred and sold pursuant to this Plan shall not exceed 325,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), except to the extent of adjustments authorized by Paragraph 6 of this Plan. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. If any option terminates, expires or is cancelled with respect to any shares of Common Stock, new options may thereafter be granted covering such shares of Common Stock.

            3. Eligibility and Option Grants. The following options to purchase Common Stock are hereby granted under this Plan:

            (a) Commencing with the annual meeting of stockholders of the Company to be held June 4, 1992, each non-employee director shall receive a grant of an option to purchase 6,000 shares of Common Stock on each Annual Meeting Date following his election as a director of the Company.

            (b) With respect to each person who first becomes a director of the Company after the Company's annual meeting of stockholders to be held on June 4, 1992 and who is a non-employee director, an additional one-time grant of an option to purchase 4,000 shares of Common Stock granted as of the date such person first becomes a non-employee director.

            (c) The date of grant under Paragraphs 3(a) and 3(b) shall be as follows: under Paragraph 3(a), the Annual Meeting Date for the year in which the option was granted; and under Paragraph 3(b), the date such person first becomes a director. Notwithstanding the foregoing, for purposes of Paragraph 3(b), if the date on which a person first becomes a director falls on a Saturday, Sunday or legal holiday, the date of grant shall be the first business day following the date such person first becomes a director.

            (d) For purposes of this Paragraph 3, "Annual Meeting Date" means the date of the annual meeting of the stockholders of the Company at which the directors are elected.

            4. Terms and Conditions of Options. Each option granted hereunder shall be evidenced by a Stock Option Agreement substantially in the form of Exhibit A attached hereto with the blanks appropriately filled. No option granted under this Plan shall be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, as in effect from time to time or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The option price per share of each such option shall be the fair market value per share of Common Stock determined as of the date of grant. "Fair Market Value" shall mean: (a) if

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the Common Stock is traded on an exchange, the closing price at which a share of
Common Stock is traded on the date of valuation; (b) if the Common Stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked closing prices of a share of Common Stock on said System at the close of business on the date of valuation or, if the Common Stock is designated a National Market System security, the closing price at which a share of Common Stock traded on the date of valuation; and (c) if neither (a) nor (b) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

            5. Administration. This Plan shall be administered by a committee (the "Committee") of members of the Board of Directors of the Company, appointed by and holding office at the pleasure of the Board; provided, however, that the number of directors appointed to serve on the Committee shall not be a number which would cause Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any applicable successor rule to the same effect) to cease to be applicable to this Plan.

            Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and, to the extent not otherwise defined herein, to define the terms used in this Plan; to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters referred to in this Paragraph 5 shall be conclusive.

            The Committee shall hold meetings at such times and places as it may determine in accordance with the Bylaws of the Company. A majority of the members of the Committee shall constitute a quorum at any such meeting. All determinations of the Committee shall be made by a majority of its members at a meeting or by the unanimous written consent of all members of the Committee. In the event action by the Committee is taken by unanimous written consent, the action of the Committee shall be deemed to be at the date the last Committee member signs the consent.

            6. Adjustments Upon Capitalization and Corporate Changes. The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of the Common Stock or other securities covered by outstanding options as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, reorganization, separation, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Notwithstanding anything to the contrary, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted, and the Company's obligations, under this Plan, the shares of common stock or securities of the successor corporation may be issued under this Plan in lieu of shares of Common Stock, subject to all the adjustments which the Committee may determine are equitably required under this Paragraph 6 and such substitution of securities shall not require the consent of any person who is granted options pursuant to this Plan. The Committee may also make or provide for such adjustments in the number or kind of shares of Common Stock or other securities (including, but not limited to, shares of a successor referenced above) which may be sold under this Plan, and in the number of shares granted to newly elected Directors under Paragraph 3(c) of this Plan, as such Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in the two preceding sentences.

            7. Amendment. This Plan may be amended from time to time by the Board of Directors, but without further approval by the stockholders of the Company no such amendment shall (a) increase the aggregate number of shares of Common Stock that may be issued and sold under this Plan

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(except that adjustments authorized by the last sentence of Paragraph 6 shall not be limited by this provision) or (b) change the designation in Paragraph 3 of the class of persons eligible to receive options or (c) cause Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (or any successor rule to the same effect), to cease to be applicable to this Plan. In no event shall the provisions of this Plan relating to (i) the number of shares of Common Stock for which an option may be granted, (ii) the option price, and
(iii) the timing of the grant and vesting of an option, be amended more than once every six months, with the exception of amendments required to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules promulgated thereunder.

            8. Effective Date. The effective date of this Plan shall be the date of its approval by the Stockholders of the Company.

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